Exhibit 25
                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                  FORM T-1

                       STATEMENT OF ELIGIBILITY UNDER
              THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION
                       DESIGNATED TO ACT AS TRUSTEE

              CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                  OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)


                               BANKERS TRUST COMPANY
               (Exact name of trustee as specified in its charter)


NEW YORK                                                13-4941247
(Jurisdiction of incorporation                          (I.R.S. Employer
if not a U.S. national bank)                            Identification no.)


Four Albany Street                                          10006
New York, New York                                        (Zip Code)
(Address of principal
executive offices)


                    THE CONNECTICUT LIGHT AND POWER COMPANY
              (Exact name of obligor as specified in the charter)


CONNECTICUT                                             06-030850
(State or other jurisdiction                            (I.R.S. employer
of incorporation or organization)                        Identification no.)

Selden Street
Berlin, Connecticut                                           06037
(Address of principal executive offices)                    (Zip Code)


                       First and Refunding Mortgage Bonds
                      (Title of the indenture securities)











Item 1.   General Information
          Furnish the following information as to the trustee.

(a) Name and address of each examining or supervising authority to which it is subject.

           Name                                           Address

           Federal Reserve Bank (2nd District)         New York, N.Y.
           Federal Deposit Insurance Corporation       Washington, D.C.
           New York State Banking Department           Albany, N.Y.

(b)  Whether it is authorized to exercise corporate trust powers.

     Yes.

Item 2.   Affiliations with Obligor.

     If the obligor is an affiliate of the Trustee, describe each such affiliation.

     None.

Item 16.   List of Exhibits.

     Exhibit 1 - Restated Organization Certificate of Bankers Trust Company dated August 7, 1990 and Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated March 28, 1994 - Incorporated herein by reference to Exhibit 1 filed with Form T-1 Statement, Registration No. 33-79862.

     Exhibit 2 - Certificate of Authority to commence business - Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 33-21047.

     Exhibit 3 - Authorization of the Trustee to exercise corporate trust powers - Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 33-21047.

     Exhibit 4 - A copy of existing By-Laws of Bankers Trust Company, dated as amended on September 21, 1993 - Incorporated herein by reference to
Exhibit 4 filed with Form T-1 Statement, Registration No. 33-52359.

     Exhibit 5 - Not applicable.

     Exhibit 6 - Consent of Bankers Trust Company required by Section 321(b) of the Act - Incorporated herein by reference to Exhibit 4 filed with Form T-1 Statement, Registration No. 22-18864.

     Exhibit 7 - A copy of the latest report of condition of Bankers Trust company dated as of June 30, 1994 - see attached.

     Exhibit 8 - Not Applicable

     Exhibit 9 - Not Applicable

                                   SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, Bankers Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 19th day of August 1994.

                                           BANKERS TRUST COMPANY


                                           BY/s/M. Lisa Morrone
                                            Assistant Vice President




















































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Legal Title of Bank:  Bankers Trust Company   Call Date:  3/31/94ST-BK:  36-4840  FFIEC 031  Page RC-1
Address:              130 Liberty Street
City, State ZIP:      New York, NY  10006
FDIC Certificate No.: 00623

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks June 30, 1994

All schedules are to be reported in thousands of dollars.  Unless otherwise indicated, reported the amount outstanding as of the last business day of the quarter.

Schedule RC-Balance  Sheet
                                                                                     C400
                                           Dollar Amounts in Thousands  RCFD Bil Mil Thou
ASSETS
1.  Cash and balances due from depository
    institutions (from Schedule RC-A):
    a. Noninterest-bearing balances and
       currency and coin(1)                                             0811         2,650,000  1.a.
    b. Interest-bearing balances(2)                                     0071         2,075,000  1.b.
2. Securities:
    a. Held-to-maturity securities (from
        Schedule RC-B, column A)                                        1754              0     2.a
    b. Available-for-sale securities (from
       Schedule RC-B, column D)                                         1773         4,364,000  2.b.
3.  Federal funds sold and securities purchased
    under agreements to resell in domestic
    offices of the bank and of its Edge and
    Agreement subsidiaries, and in IBFs:
    a. Federal funds sold                                               0276         4,286,000  3.a.
    b. Securities purchased under agreements
       to resell                                                        0277           617,000  3.b.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income
       (from Schedule RC-C)                    RCFD 2122  16,088,000                            4.a.
    b. LESS: Allowance for loan and lease
       losses                                  RCFD 3123   1,264,000                            4.b.
    c. LESS: Allocated transfer risk reserve   RCFD 3128           0                            4.c.
    d. Loans and leases, net of unearned
       income, allowance, and reserve (item 4.a
       minus 4.b and 4.c)                                               2125        14,824,000  4.d.
5. Assets held in trading accounts                                      3545        37,240,000  5.
6. Premises and fixed assets (including
   capitalized leases)                                                  2145           727,000  6.
7. Other real estate owned (from Schedule RC-M)                         2150           277,000  7.
8. Investments in unconsolidated subsidiaries and
   associated companies (from Schedule RC-M)                            2130           184,000  8.
9. Customers' liability to this bank on
   acceptances outstanding                                              2155           401,000  9.
10. Intangible assets (from Schedule RC-M)                              2143            10,000  10.
11. Other assets (from Schedule RC-F)                                   2160         9,251,000  11.
12. Total assets (sum of items 1 through 11)                            2170        76,906,000  12.



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(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held in trading accounts.

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
Legal Title of Bank:  Bankers Trust Company   Call Date:  3/31/94ST-BK:  36-4840  FFIEC 031  Page RC-2
Address:              130 Liberty Street
City, State ZIP:      New York, NY  10006
FDIC Certificate No.: 00623


Schedule RC-Continued

                                           Dollar Amounts in Thousands           Bil Mil Thou
LIABILITIES
13.  Deposits:
     a.  In domestic offices (sum of totals of                        RCON 2200   7,980,000  13.a.
         columns A and C from Schedule RC-E,
         part I)
         (1)  Noninterest-bearing(1)      RCON 6631   3,321,000                              13.a(1)
         (2)  Interest-bearing            RCON 6636   4,659,000                              13.a(2)
     b.  In foreign offices, Edge and
         Agreement subsidiaries, and IBFs:
         (from Schedule RC-E, Part II)                                RCFN 2200  14,303,000  13.b.
         (1)  Noninterest-bearing         RCFN 6631     631,000                              13.b(1)
         (2)  Interest bearing            RCFN 6636  13,672,000                              13.b(2)
14.  Federal Funds purchased and securities sold
     under agreements to repurchase in domestic
     offices of the bank and of its Edge and
     Agreement subsidiaries, and in IBFs:
     a.  Federal funds purchased                                      RCFD 0278   6,820,000  14.a.
     b.  Securities sold under agreements
         to repurchase                                                RCFD 0279     839,000  14.b.
15.  a.  Demand notes issued to the U.S. Treasury                     RCON 2840         0    15.a.
     b.  Trading liabilities                                          RCFD 3548  23,272,000  15.b.
16. Other borrowed money:
     a.  With original maturity of one year or less                   RCFD 2332   8,463,000  16.a.
     b.  With original maturity of more than one year                 RCFD 2333   1,261,000  16.b.
17.  Mortgage indebtedness and obligations under
     capitalized leases                                               RCFD 2910      11,000  17.
18.  Bank's liability on acceptances
     executed and outstanding                                         RCFD 2920     401,000  18.
19.  Subordinated notes and debentures                                RCFD 3200   1,283,000  19.
20.  Other liabilities (from Schedule RC-G)                           RCFD 2930   8,057,000  20.
21.  Total liabilities (sum of items 13 through 20)                   RCFD 2948  72,690,000  21.
22.  Limited-life preferred stock and related surplus                 RCFD 3282         0    22.
EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus                    RCFD 3838     250,000  23.
24.  Common stock                                                     RCFD 3230     852,000  24.
25.  Surplus (exclude all surplus related to
     preferred stock)                                                 RCFD 3839     498,000  25.
26.  a.  Undivided profits and capital reserves                       RCFD 3632   2,905,000  26.a.
     b.  Net unrealized holding gains (losses)
         on available-for-sale securities                             RCFD 8434      42,000  26.b.
27.  Cumulative foreign currency translation adjustments              RCFD 3284    (331,000) 27.
28.  Total equity capital (sum of items 23 through 27)                RCFD 3210   4,216,000  28.
29.  Total liabilities, limited-life preferred stock,
     and equity capital (sum of items 21, 22, and 28)                 RCFD 3300  76,906,000  29.

Memorandum
To be reported only with the March Report of Condition

    1.  Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of
        auditing work performed for the bank by independent external           Number
        auditors as of any date during 1993                                 RCFD 6724 N/A    M.1

1  =  Independent audit of the bank conducted in    4  =  Directors' examination of the bank performed
      accordance with generally accepted                  by other external auditors (may be required
      auditing standards by a certified public            by state chartering authority)
      accounting firm which submits a report        5  =  Review of the bank's financial statements
      on the bank                                         by external auditors
2  =  Independent audit of the bank's parent        6  =  Compilation of the bank's financial
      holding company conducted in accordance             statements by external auditors
      with generally accepted auditing              7  =  Other audit procedures (excluding tax
      standards by a certified public                     preparation work)
      accounting firm which submits a report        8  =  No external audit work
      on the consolidated holding company
      (but not on the bank separately)
3  =  Directors' examination of the bank
      conducted in accordance with generally
      accepted auditing standards by a
      certified public accounting firm (may
      be required by state chartering authority).


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(1)   Including total demand deposits and noninterest-bearing time and savings deposits.

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